Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Walker Interactive Systems, Inc. on Form S-8 of our report dated March 19, 2001, appearing in the Annual Report on Form 10-K of Walker Interactive Systems. Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

San Francisco, California
June 25, 2001